UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2007

(Exact name of registrant as specified in its charter)

(Exact name of registrant as specified in its charter)

Florida	0-25681	65-0423422
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11760 U.S. Highway One Suite 200 North Palm Beach, Florida	33408
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:  (561) 630-2400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement.

On December 7, 2007, Nationwide Card Services, Inc., a Tennessee corporation (“NCS”), which operates a full-services Internet marketing business that provides various products and services to the financial services industry, including, but not limited to, credit card lead generation processing (the “NCS Business”), sold substantially all of the assets of the NCS Business to Bankrate, Inc. (the “Registrant”), pursuant to an Asset Purchase Agreement, effective as of November 30, 2007, (the “NCS Asset Purchase Agreement”) by and among the Registrant, NCS and Ronnie H. Fowler, Scott A. Langdon, Robert E. Langdon, Dixon G. Schafer, and James Rumptz (collectively, the “Shareholders” who collectively own 100% of the common stock of NCS).

Under the terms of and subject to the conditions set forth in the NCS Asset Purchase Agreement, the Registrant paid approximately $26.4 million in cash to NCS. Within 45 days, the Registrant will make an additional payment of not more than $1.2 million to NCS based on certain net assets of NCS, as defined in the NCS Asset Purchase Agreement, consisting principally of accounts receivable and accounts payable. For any accounts receivable purchased by the Registrant and not collected within 150 days from December 7, 2007, Registrant has the option to seek a refund from the Shareholders and / or charge against the transaction escrow.

In addition, the NCS Asset Purchase Agreement provides for earn-out payments over a two-year period beginning on January 1, 2008 and ending on December 31, 2009 (the “Earn Out Period”). During the Earn Out Period, The Registrant will pay to NCS up to an additional $7 million cash in the aggregate, with payments not exceeding $3.5 million in either calendar year in the Earn-Out Period, if certain financial performance metrics of the NCS Business (as defined in the NCS Asset Purchase Agreement) meet certain targeted levels.

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 7, 2007, the Registrant closed on its purchase of assets under the NCS Asset Purchase Agreement. The assets purchased by the Registrant under the NCS Asset Purchase Agreement include substantially all of the assets of the NCS Business. The information set forth in Item 1.01 of this Form 8-K is incorporated into this Item 2.01 by reference.

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure.

On December 5, 2007, the Registrant executed an Asset Purchase Agreement (the “SFC Asset Purchase Agreement”) by and among the Registrant, savingsforcollege.com, LLC, a New York limited liability company (“SFC”), SFC Educational Services, LLC, a New York limited liability company (the “Subsidiary”), and Joseph F. Hurley, the sole member of SFC (the “Member”). Pursuant to the SFC Asset Purchase Agreement, SFC and the Subsidiary, which operate a business that creates and delivers through the Internet and various other distribution channels, including conferences, consulting services and publications, information, products and services regarding saving and paying for education (the “SFC Business”), sold substantially all of the assets of the SFC Business to the Registrant.

Under the terms of, and subject to the conditions set forth in, the SFC Asset Purchase Agreement, the Registrant paid approximately $2.25 million in cash to SFC. In addition, the SFC Asset Purchase Agreement provides for earn-out payments over a three-year period (the “Earn-Out Payments”). The aggregate maximum Earn-Out Payments payable by the Registrant to SFC will be $2.0 million.

On December 10, 2007, the Registrant issued a press release announcing the entry into the transactions described above. The press release issued to the public included an error, incorrectly stating that the SFC Asset Purchase Agreement contained an aggregate $2 million earn out over two-years rather than an aggregate $2 million earn out over three-years. Attached to this report is the corrected press release containing the corrected information regarding the earn-out period. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

The information furnished under Item 7.01 of this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

99.1 Corrected Press Release, dated December 10, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKRATE, INC.

Date: December 11, 2007	By:	/s/ Edward J. DiMaria
Edward J. DiMaria Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Corrected Press Release, dated December 10, 2007.